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                                                                     EXHIBIT 4.6

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER AND THAT SUCH TRANSFER IS NOT IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

November 5, 1999                                                   $8,000,000.00
Atlanta, Georgia

                           CONVERTIBLE PROMISSORY NOTE

         FOR VALUE RECEIVED, WT Technologies, Inc. ("Borrower") unconditionally promises to pay to the order of BCD Technology, SA ("BCD") two years from the date of this Convertible Promissory Note (the "Due Date") (unless and only to the extent that this Note shall have been sooner paid off or converted as herein provided), without setoff, at its offices at 1055 Lenox Park Boulevard, Suite 420, Atlanta, Georgia 30319, or at such other place as may be designated by BCD in writing, the principal amount of Eight Million and No/100 Dollars ($8,000,000.00), together with interest computed daily on the outstanding principal balance hereunder, at an annualized interest rate equal to the yield of U.S. Treasury Notes (2 year) as published in the Wall Street Journal on the date of issuance of this Convertible Promissory Note (the "Note").

         1. FEES AND CHARGES. Notwithstanding any other provision contained in this Note, BCD does not intend to charge and Borrower shall not be required to pay any amount of interest or other fees or charges that are in excess of the maximum permitted by applicable law. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of BCD.

         2.       CONVERSION.

                  (a) BCD shall have the right on the Due Date to convert all of the outstanding balance, principal or interest, of this Note (the "Conversion") into such number of fully paid and nonassessable shares of common voting stock of Borrower (the "Common Stock") as shall be provided for herein. Notwithstanding the foregoing, all of the outstanding balance, principal and interest, of this Note shall convert automatically into Common Stock (an "Automatic Conversion") (i) immediately prior to an underwritten initial public offering of Common Stock which is required to be registered under the Act; or
(ii) immediately upon the conversion by Hogg Robinson International Benefits Limited ("Hogg") of all of the outstanding balance, principal and interest, of the Convertible Promissory Note from Borrower to Hogg of even date herewith (the "Hogg Note"), into Common Stock.

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                  (b) BCD may exercise the Conversion right provided in this
Section 2 by giving written notice (the "Conversion Notice") to Borrower at least thirty (30) days prior to the Due Date of the exercise of such right stating the dollar amount of the outstanding balance of the Note, the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued, and the address or addressees to which such stock certificates shall be delivered. In the event of an Automatic Conversion, Borrower shall give written notice to BCD of the Automatic Conversion stating the basis of the Automatic Conversion and the outstanding balance of the Note. Upon receipt of such notice from Borrower, BCD shall send a Conversion Notice to Borrower stating the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued, and the address or addressees to which such stock certificates shall be delivered.

                  (c) The number of shares of Common Stock that shall be issuable upon any Conversion or Automatic Conversion shall equal the amount of the outstanding balance of the Note as of the date of the Conversion Notice divided by the per share value of Common Stock based upon a One Hundred Ten Million Dollars ($110,000,000.00) valuation (the "Conversion Ratio").

                  (d) Borrower shall issue and deliver by hand against a signed receipt therefor, to the address designated by BCD in the Conversion Notice, a stock certificate, or stock certificates of the Borrower representing the number of shares of Common Stock to which BCD is entitled pursuant hereto, (i) in the event of a Conversion, within the latter of ten (10) business days after the Conversion Ratio is determined or the Due Date; or (ii) in the event of an Automatic Conversion, within ten (10) business days after the Conversion Ratio is determined. Conversion shall be deemed to have been effected on the date of delivery.

                  (e) In case issued and outstanding shares of Common Stock shall be subdivided or split up into a greater number of shares of the Common Stock, the Conversion Ratio shall be proportionately increased, and in case issued and outstanding shares of Common Stock shall be combined into a smaller number of shares of the Common Stock, the Conversion Ratio shall be proportionately decreased.

                  (f) In case of any capital reorganization, any reclassification of the stock of Borrower (other than as a result of a stock dividend or subdivision, split up or combination of shares), or any share exchange by or the consolidation or merger of Borrower with or into another person or entity (other than a share exchange or merger in which Borrower is the acquiring or surviving corporation and which does not result in any change in control of Borrower or change in the Common Stock) or of the sale, exchange, lease, transfer or other disposition of all or substantially all of the properties and assets of Borrower as an entirety or the participation by Borrower in share exchange as the corporation the stock of which is to be acquired, this Note shall (effective on the opening of business on the date after the effective date of such reorganization, reclassification, consolidation, merger, sale or exchange, lease, transfer or other disposition or share exchange) be convertible into the kind and number of shares of stock or other securities or property of Borrower or of the corporation resulting from such consolidation or surviving such merger or to which such


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properties and assets shall have been sold, exchanged, leased, transferred or otherwise disposed or which was the corporation whose securities were exchanged for those of Borrower, to which the holder of the number of shares on Common Stock deliverable upon conversion of this Note would have been entitled upon such reorganization, reclassification, consolidation, merger, sale, exchange, lease, transfer or other disposition or share exchange.

                  (g) In the event Borrower shall take any action of the types described in Sections 2(f) or (g) hereof, Borrower shall promptly give notice to BCD, which notice shall specify the record date, if any, with respect to any such action. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Ratio and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of this Note. Failure to give notice in accordance with this Section 2(h) shall not render such action ultra vires, illegal or invalid.

         3. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder, then to interest due and payable, with the balance being applied to principal, or in such other order as BCD shall determine at its option. All outstanding principal and interest then due and not previously paid shall be paid in full in a single payment on the Due Date.

         4. WAIVERS, CONSENTS, AND COVENANTS. Except as otherwise specifically provided in this Note, Borrower: (a) waives presentment, demand, notice of demand, notice of intent to accelerate, and notice of acceleration or maturity, protest, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the laws to Borrower, in connection with the delivery, acceptance, performance, default, or enforcement of this Note; (b) consents to any and all delays, extensions, renewals, or other modifications of this Note or waivers of any terms hereof or thereof, or release or discharge by BCD of Borrower, or the failure to act on the part of BCD, or any indulgence shown by BCD, from time to time, and in one or more instances (without notice to or further assent of Borrower), and agree that no such action, failure to act, or failure to exercise any right or remedy on the part of BCD shall in any way effect or impair the obligations of Borrower or be construed as a waiver by BCD of, or otherwise effect, any of BCD's rights under this Note; and (c) agrees to pay, on demand, all costs and expenses of collection of this Note, including, without limitation, reasonable attorney's fees, including fees related to any trial, mediation, arbitration, Bankruptcy, appeal, or other proceeding in an amount not to exceed fifteen percent (15%) of the principal amount of this Note.

         5.       PREPAYMENTS.

                  (a) Prepayments may be made in whole or in part at any time. All prepayments of principal shall be applied in the inverse order of maturity, or in such order as BCD shall determine in its sole discretion.


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                  (b) In the event prepayment is made in whole or in part of the
Hogg Note ("Hogg Prepayment"), the amount of prepayment of this Note must be made such that the ratio of the outstanding balance of this Note divided by the prepayment amount is equal to the ratio of the outstanding balance of the Hogg Note divided by the Hogg Prepayment.

                  (c) In the event that Hogg brings a claim for indemnity against BCD pursuant to the Stock Purchase Agreement by and between Borrower, BCD, and Hogg of even date herewith, BCD has the right to require prepayment in full or in part of the outstanding balance, principal and interest, of the Note.


         6. EVENTS OF DEFAULT. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability, or indebtedness of Borrower to BCD, or to any affiliate of BCD, under this Note within ten (10) days of demand therefor (whether upon demand, at maturity, or by acceleration, but following the expiration of any application notice or cure period); provided, however, that no such demand shall be required in connection with the principal payment to be made by Borrower on the Due Date; (b) except as otherwise provided in item (a) above, the failure to pay or perform any other obligation, liability, or indebtedness of Borrower, whether to BCD or some other party, the security for which constitutes an encumbrance on this Note, within ten (10) days of demand therefor; (c) a proceeding being filed or commenced against Borrower for dissolution or liquidation (and if such proceeding is involuntarily filed, such proceeding remains undismissed for sixty (60) days), or Borrower voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; (d) insolvency of, business failure of, the appointment of a custodian, trustee, liquidator, or receiver for any of the property of, or an assignment for the benefit of creditors by, or the filing of a petition under Bankruptcy (and if such petition for an involuntary Bankruptcy, such petition remains undismissed for sixty (60) days), insolvency, or debtor's relief law or for any adjustment of indebtedness, composition, or extension by or against Borrower.

         7.       REMEDIES UPON DEFAULT. Whenever there is a default under this
Note: (a) the entire balance outstanding and all other obligations of Borrower to BCD, however acquired, shall, at the option of BCD, become immediately due and payable; and/or (b) to the extent permitted by law, the rate of interest on the unpaid principal shall, at the option of BCD, be increased at BCD's discretion up to the maximum rate allowed by law, or if none, fifteen percent (15%) per annum (the "Default Rate"); and/or (c) to the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed five percent (5%) of any payment in default for more than fifteen (15) days. The provision herein for a Default Rate or a delinquency charge shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Borrower a right to cure any default. At BCD's option, to the extent permitted by law, any accrued and unpaid interest, fees, or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after, such date at the rate provided in this Note until the entire outstanding balance of principal and interest is paid in full.


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         8.       NON-WAIVER. The failure at any time of BCD to execute any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of BCD shall be cumulative and may be pursued singly, successively, or together, at the option of BCD. The acceptance by BCD of any partial payment shall not constitute a waiver of any default or any of BCD's rights under this Note. No waiver of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by BCD unless the same shall be in writing, duly signed on behalf of BCD; and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of BCD or the obligations of Borrower to BCD in any other respect at any other time.

         9. APPLICABLE LAW. This Note is delivered in and shall be construed under the internal laws and judicial decisions of the State of Georgia and the laws of the United States as the same may be applicable.

         10. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein.

         11.      RESERVATION OF RIGHTS. Nothing in this Note shall be deemed to
(i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Note; or (ii) limit the right of BCD to (a) exercise self-help remedies such as (but not limited to) setoff, or (b) obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver.

         12. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower and BCD and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower hereunder can be assigned without prior written consent of BCD.

         13. ENTIRE AGREEMENT. This Note represents the final agreement between the parties with regard to the transactions described herein and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 5th day of November, 1999.

                                             BORROWER:

                                             WT TECHNOLOGIES, INC.

                                             /s/ Ralph Manaker
                                             -----------------------------------
                                             By: Ralph Manaker

                                             Its: Vice President

                                                              [SEAL]

Agreed and accepted to by:

BCD TECHNOLOGY S.A.

By:  /s/ Gerard Birchen
   --------------------------------

Name: Gerard Birchen

Title: Director


By: /s/ Edward Bruin
   --------------------------------

Name: Edward Bruin

Title: Director


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